Exhibit 16.1

March 9, 2007

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	BKF Capital Group, Inc.
File No. 1-10024

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of BKF Capital Group, Inc to be filed on dated March 9, 2007 and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP